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                                                                   Exhibit 3.102

                               ARTICLES OF MERGER

                                       OF

                             FLORIDA MEDI-CAR, INC.

                                       AND

                        MEDI-CAR AMBULANCE SERVICE, INC.

To the Secretary of State
State of Florida

Pursuant to the provisions of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger.

     1. The following annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Florida Medi-Car, Inc. with and into Medi-Car Ambulance Service, Inc. as approved and adopted by written consent of the sole shareholder of Florida Medi-Car, Inc. entitled to vote thereon given on December 20, 1995 in accordance with the provisions of Section 607.0704 the Florida Business Corporation Act.

     2. Medi-Car Ambulance Service, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act.

     3. The effective time and date of the merger herein provided for shall be 11:59 p.m. on December 31, 1995.

Executed on December 21, 1995.

                                        FLORIDA MEDI-CAR, INC.


                                        By: /s/ X
                                            ------------------------------------
                                            Chief Executive Officer


                                        MEDI-CAR AMBULANCE SERVICE, INC.


                                        By: /s/ X
                                            ------------------------------------
                                            Chief Executive Officer

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     AGREEMENT AND PLAN OF MERGER adopted for Florida Medi-Car, Inc., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on December 20, 1995, and adopted for Medi-Car Ambulance Service, Inc., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on December 20, 1995. The names of the corporations planning to merge are Florida Medi-Car, Inc., a business corporation organized under the laws of the State of Florida, and Medi-Car Ambulance Service, Inc., a business corporation organized under the laws of the State of Florida. The name of the surviving corporation into which Florida Medi-Car, Inc. plans to merge is Medi-Car Ambulance Service, Inc.

     1. Florida Medi-Car, Inc. and Medi-Car Ambulance Service, Inc. shall, pursuant to the provisions of the Florida Business Corporation Act, be merged with and into a single corporation, to wit, Medi-Car Ambulance Service, Inc., which shall be the surviving corporation at the effective time, as defined in the Articles of Merger, and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act. The separate existence of Florida Medi-Car, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the Florida Business Corporation Act.

     2. The Articles of Incorporation of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Florida Business Corporation Act.

     3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Florida Business Corporation Act.

     4. The directors and officers in office of the surviving corporation at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their respective offices until the election and qualification of their successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

     5. Each issued share of the non-surviving corporation immediately prior to the effective time and date of the merger shall, at the effective time and date of the merger, be converted into shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

     6. The Agreement and Plan of Merger herein made was submitted and approved by the shareholders of the non-surviving corporation and the shareholders of the surviving corporation


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on December 20, 1995 in the manner prescribed by the provisions of the Florida
Business Corporation Act.

     7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Florida Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

     8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

Attest:                                 FLORIDA MEDI-CAR, INC.


/s/ X                                   By /s/ X
-------------------------------------      -------------------------------------
                                           Chief Executive Officer


Attest:                                 MEDI-CAR AMBULANCE SERVICE, INC.


/s/ X                                   By /s/ X
-------------------------------------      -------------------------------------
                                           Chief Executive Officer


                                        4

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                            ARTICLES OF INCORPORATION

                                       OF

                        MEDI-CAR AMBULANCE SERVICE, INC.

                                   ARTICLE I.

     The name of this Corporation is:

                        MEDI-CAR AMBULANCE SERVICE, INC.

                                   ARTICLE II.

     This Corporation shall exist in perpetuity commencing on the date of execution and acknowledgement of these Articles of Incorporation.

                                  ARTICLE III.

     This Corporation is organized for the following purposes, i e:

To engage in the business of furnishing emergency and non-emergency ambulance service pursuant to the Laws of the State of Florida and all other business purposes.

and for the purpose of transacting any and all lawful business.

                                   ARTICLE IV.

     This Corporation is authorized to issue 60 shares of $_____ no ____ par value common stock which shall be designated as "Common Shares".

                                   ARTICLE V.

SECTION I.

     In the event of any voluntary or involuntary liquidation, dissolution, of winding up of this Corporation, the assets of the Corporation shall be payable to and distributed ratably among the holders of record of the Common Shares.

SECTION II: VOTING RIGHTS:

     Except as otherwise provided by Law, the entire voting power for the election of Directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Shares.

                                   ARTICLE VI.


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     PREEMPTIVE RIGHTS:

     Every shareholder, upon the sale for cash of any new stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro-rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                                  ARTICLE VII.

     The street address of the initial registered office of this Corporation is:
755 N. W. 28th Street, Miami, Florida

and the name of the initial registered agent of this Corporation at that address is: DOUGLAS R. PARENT

                                  ARTICLE VIII.

     This Corporation shall have 3 Director(s) initially. The number of Directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one (1). The name(s) and address(es) of the initial Director(s) of this Corporation is (are):

     RAYMOND G. PARENT, JR.   755 N. W. 28th Street, Miami, Florida
     DOUGLAS R. PARENT        755 N. W. 28th Street, Miami, Florida
     GARY J. PARENT           755 N. W. 28th Street, Miami, Florida

                                   ARTICLE IX.

     The name and address of the person signing these Articles of Incorporation is:

     DOUGLAS R. PARENT
     755 N. W. 28th Street
     Miami, Florida

                                   ARTICLE X.

AMENDMENT:

     This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendments thereto, and any right conferred upon the shareholders is subject to this reservation.


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     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this the 28th day of March A.D. 197


                                        /s/ Douglas R. Parent
                                        ----------------------------------------
                                        SUBSCRIBER
                                        DOUGLAS R. PARENT

STATE OF FLORIDA   )
                   )
COUNTY OF DADE     )

     BEFORE ME, the undersigned authority, to me well known, personally, appeared DOUGLAS R. PARENT, who, being first duly sworn deposes and states on oath that he executed the foregoing Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, this the 28th day of March, A.D. 1979 in the County and State aforesaid.


                                        /s/ X
                                        ----------------------------------------


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